Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Newbridge Acquisition Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, no par value, and one right to receive one-eighth of one Class A ordinary share	(1)	457(o)	5,750,000	$10.00	$57,500,000.00	0.0001531	$8,803.25
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	5,750,000			0.0001531	0.00
Fees to be Paid	Other	Whole Rights includes as part of the units	(3)	Other	5,750,000			0.0001531	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the rights included as part of the units	(4)	457(o)	718,750	10.00	7,187,500.00	0.0001531	1,100.41
Fees to be Paid	Equity	Representative Shares		457(o)	172,500	$10.00	$1,725,000.00	0.0001531	$264.10

Total Offering Amounts:							$66,412,500.00		10,167.76
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$10,167.76

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Representing 5,750,000 units including 5,000,000 units to be issued in the offering and up to 750,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Class A ordinary share and one-eighth of one right.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.